SUB-ITEM 77Q3

 AIM Independence Now Fund


Due to the restrictions in the format of Form N-SAR to allow reporting of information for multiple classes of shares, this exhibit provides class level information for Items 72DD, 73A, 74U and 74V.


For period ending: 12/31/2008
File number: 811-2699
Series No.: 18

72DD. 1 Total income dividends for which record date passed during the period.
        (000's Omitted)
        Class A                           $ 65
      2 Dividends for a second class of open-end company shares (000's Omitted)
        Class B                           $ 18
        Class C                           $ 5
        Class R                           $ 5
        Class Y                           $ -
        Institutional Class               $ 3


73A.    Payments per share outstanding during the entire current period:
        (form nnn.nnnn)
      1 Dividends from net investment income
        Class A                         0.5078
      2 Dividends for a second class of open-end company shares (form nnn.nnnn)
        Class B                         0.4417
        Class C                         0.4416
        Class R                         0.4855
        Class Y                         0.1398
        Institutional Class             0.5300


74U.  1 Number of shares outstanding (000's Omitted)
        Class A                            124
      2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
        Class B                             45
        Class C                             23
        Class R                             14
        Class Y                              1
        Institutional Class                  6


74V.  1 Net asset value per share (to nearest cent)
        Class A                           7.59
      2 Net asset value per share of a second class of open-end company shares
        (to nearest cent)
        Class B                            7.6
        Class C                           7.59
        Class R                           7.59
        Class Y                           7.59
        Institutional Class               7.59